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                                                                     EXHIBIT 4.3

                        COMMON STOCK PURCHASE AGREEMENT

     This Common Stock Purchase Agreement (this "Agreement"), dated as of March 30, 1998, is entered into by and between United Therapeutics Corporation, a Delaware corporation (the "Company"), and the investor(s) signing below, ("Investor").

                                  WITNESSETH:

WHEREAS, the Company wishes to issue and sell to Investor, and Investor wishes to purchase from the Company, the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth opposite the name of Investor below in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                       PURCHASE AND SALE OF COMMON STOCK

     1.1 Purchase of Common Stock. For and in consideration of a purchase price of US $1.00 per share of common stock delivered to the Company upon the execution of this Agreement or heretofore deposited with the Company, the Company hereby issues and sells to Investor, and Investor hereby purchases from the Company, the number of shares of Common Stock set forth opposite the name of Investor below.

     1.2 Delivery of Certificates. Upon the execution of this Agreement, the Company shall forthwith deliver to Investor a certificate registered in the name of such Investor representing the number of shares of Common Stock purchased by Investor.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 Representation and Warranties of the Company. The Company represents and warrants to each Investor that:

      (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing under the laws of each jurisdiction where the ownership of its property or the conduct of its business so requires.

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      (b)  Authorization.  The execution, delivery and performance of this Agreement is within the Company's corporate powers and has been duly authorized by all necessary corporate action of the Company.

      (c) Valid Issuance of Common Stock. The shares of Common Stock issued pursuant to this Agreement have been duly authorized and are validly issued, fully paid and nonassessable.

      (d) Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof 17,675,108 shares of Common Stock are issued and outstanding. As of the date hereof, no shares of Preferred Stock are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as may be described in the Company's offering memorandum for the offer and sale of up to 6,000,000 shares of Common Stock, which offering is expected to close on March 31, 1998 (the "Offering Memorandum"), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right to distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as may be provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the 'Securities Act"). All of the issued and outstanding shares of Common Stock have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

      (e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuances, sale and delivery of the Common Stock purchased hereunder or the other transactions contemplated hereby, except such filings as shall have been made prior to and shall be effective on and as of the closing of the transactions contemplated hereby. Based on the representations and warranties of the Investor contained in Section 2.2 of this Agreement and based on the representations and warranties of any other investor purchasing shares of



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         Common Stock in the second round financing of the Company contemplated by the Offering Memorandum contained in Section 2.2 or corresponding provision of any Common Stock Purchase Agreement executed in connection therewith, the offer, sale and issuance of the Common Stock to each of the investors in the second round financing of the Company will be in compliance with applicable federal and state securities laws.

     (f) Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company which questions the validity of the second round financing offering, this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions (financial or otherwise), or business of the Company.

     (g) Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all material permits and licenses required thereby. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws. The Company is not in violation of any material term or provision of any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or any decree, judgment or order applicable to the Company.

     (h) Full Disclosure. The representation and warranties of the Company contained in this Agreement and those statements made by the Company in the Offering Memorandum do not contain any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained here or therein, in light of the circumstances under which the statements were made, not misleading.

     2.2 Representations and Warranties of the Investor. Investor represents and warrant to the Company that:

     (a) Purchase Entirely for Own Account; Investment Experience: Disclosure of Information. Investor is purchasing the shares of Common Stock for its own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law, and the Investor is experienced in evaluation and making investments of this type, and has had access to, and has received, all information that she or he reasonably has required to evaluate this investment.

     (b) Accredited Investor. Investor is financially able to bear the risks of the investment and is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Such Investor understands and

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           acknowledges that investment in the Common Stock is speculative and involves a high degree of risk.

      (c)  Restricted Securities.  Investor acknowledges that the
           Company is issuing and selling the shares of Common Stock in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act and is relying upon Investor's representation, and agrees that said shares of Common Stock may only be pledged, offered, sold or transferred if registered under the Securities Act or pursuant to an exemption from the registration requirements thereunder. Investor understands that absent registration of the shares of Common Stock under the Securities Act, compliance with an applicable exemption under the Securities Act is required for a sale or other disposition of such shares of Common Stock. Investor further understands and acknowledges that there is not now available, and may not be available when he or she wishes to sell such shares of Common Stock, adequate current public information with respect to the Company which would permit offers or sales of the shares of Common Stock pursuant to Rule 144 promulgated under the Securities Act.

      (d) Legends. Investor agrees that the following legend shall be placed on any certificates evidencing the shares of Common Stock:

                "The shares represented by this certificate have not been registered under the Securities Act of 1933. Such shares have been acquired for investment and may not be pledged, offered, sold or transferred except in compliance with the registration requirements of the Securities Act of 1933 or an exemption therefrom, or upon delivery to the Company if requested, of an opinion of counsel, in form and substance reasonably satisfactory unto said corporation, that registration under such Act is not required."

           Investor understands that, so long as such legends may remain on the certificates representing the shares of Common Stock, the Company may maintain appropriate "stop transfer" orders with respect to such shares on its books and records and with its registrar and transfer agent.

      2.3  Registration Rights of Investor

      (a) Registration Rights. Whenever the Company proposes to file a registration statement for a public offering and sale of the Common Stock of the Company with the Securities and Exchange Commission (a "Registration Statement"), at any time from and after the date hereof and from time to time, the Company shall, prior to such filing, give written notice to the Investor to do so and, upon the written request of the Investor given within 20 days after the Company provides such notice, the Company shall use its best efforts to cause all shares


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          of Common Stock which the Company has been requested by the Investor to register to be registered under the Securities Act. In connection with any underwritten public offering of Common Stock, if in the opinion of the managing underwriter the registration of all, or part of, the shares of Common Stock which the Investor has requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only the number shares of Common Stock which the managing underwriter believes may be sold without causing such adverse effect. If the number of shares of Common Stock to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the Investor, together with any other investors having similar registration rights, have requested to be included, then all such investors (including the Investor) who have requested registration in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company. If any investor would be entitled to include more shares of Common Stock than such investor requested to be registered, the excess shall be allocated among other requesting investors pro rata based upon their total ownership of shares of Common Stock.

     (b) Fee and Expenses. The Company will pay all expenses of all registrations under this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and fees and expenses of counsel for the Investor, state blue Sky fees and expenses, and the expenses of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions in connection with the offer and sale of the shares of Common Stock by the Investor.

     (c) Indemnification of Investor. In the event of any registration of any of the shares of Common Stock under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor, and each other person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which such Investor or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the shares of Common Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement under which the shares of Common Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact

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          required to be stated therein or necessary to make statements therein not misleading; and the Company will reimburse such Investor and each such controlling person for any legal or other expense reasonably incurred by such Investor or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company should not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Investor or controlling person specifically in use in the preparation thereof.

     2.4 Rule 144 Requirements. After the earliest of (i) the closing of a sale of securities by the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class securities under Section 12 of the Exchange Act of (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Security Act;

     (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

     (c) furnish to the trustee upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any shares of Common Stock without registration.

                                  ARTICLE III
                                 MISCELLANEOUS

     3.1 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the person incurring such expenses.

     3.2 Amendments; Waivers. Any provisions of the Agreement may be amended or waived between the Company and the Investor if, but only if, such amendment or waiver is in writing and is signed by the Company and the Investor affected thereby. No failure

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or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and exclusive of any rights or remedies provided by law.

     3.3 No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and shall not confer any rights on any other person.

     3.4 Notices. Any notice, request, consent, approval or other communication which is required or permitted to be given or made by a party to the other pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or sent by prepaid registered mail addressed to the party as follows:

     If to the Company:

     United Therapeutics Corporation
     1826 R Street, NW
     Washington, DC 20009
     Attention: Chief Executive Officer

     Fax: (202) 518-8200

     If to an Investor, at the address provided below for such Investor;

or to such other address as a party may from time to time advise the other party hereto by notice in writing. Every such notice so given shall be deemed to be received only upon delivery to the party to be charged with notice. Notwithstanding the foregoing, notices may be given by fax and shall, if receipt is confirmed electronically to the sender's equipment, be deemed to have been received the business day after sending.

     3.5 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement.

     3.6 Headings. The descriptive heading of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     3.7 Applicable Law. The validity and interpretation of this Agreement and the performance by the parties of their respective obligations hereunder shall be governed by the laws of the State of Delaware.

     3.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof

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of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

     3.9 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matters hereof, and supersedes all previous agreements and understandings among the parties with respect to such matters.

     3.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. This Agreement may not be assigned by any Investor without the prior written consent of the Company.

     3.11 Survival of Representation and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

     3.12 Covenants of the Company

     (a) Inspection. The Company shall permit the Investor, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

     (b) Financial Statements and Other Information. The Company will deliver to the Investor (i) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flow of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles, applied on a consistent basis and (ii) within 60 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as of the end of such fiscal quarter, and unaudited statements of income and cash flow of the company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

     (c)  Termination of Covenants.  The obligations of the Company under this
          Section 3.12 shall terminate upon occurrence of an initial public offering of the Company's Common Stock in which minimum of $10,000,000 in proceeds are raised by the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



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Investor


    /s/ Daniel A. Burkhardt                           100,000
----------------------------------------------    -----------------------------
 Signature                                            Number of Share Purchased


 Community Investment Partners III, L.P., LLLP
 ---------------------------------------------
 Name on Stock Certificate


 12555 Manchester Road
 ---------------------------------------------
 Address of Record


 St. Louis MO 63131
 ---------------------------------------------
 City, State, Zip Code


 314-515-2664
 ---------------------------------------------
 Fax Number


 314-515-2000
 ---------------------------------------------
 Phone Number




                                                Accepted By:
                                                United Therapeutics Corporation


                                                     /s/ Martine Rothblatt
                                                ------------------------------
                                                By
                                                     Martine A. Rothblatt
                                                ------------------------------
                                                Name
                                                     Chairman and Chief
                                                ------------------------------
                                                Title
                                                      Executive Officer

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                           SCHEDULE A TO EXHIBIT 4.3

The following Common Stock Purchase Agreements are identical in their terms to the Common Stock Purchase Agreement in this Exhibit 4.3, with the exception of the following terms:

Common Stock Purchase Agreement between the Registrant and Oakwood Investors I, LLC -
      Investor's Signature:     R. Perez
      Name on Certificate:      Oakwood Investors I, LLC
      No. of Shares:            400,000
      Address of Record:        890 Durrow Drive
                                St. Louis, MO 63141
      Fax No:                   314-567-0978
      Phone Number:             314-731-4600


Common Stock Purchase Agreement between the Registrant and James L. Nouss -
      Investor's Signature:     James L. Nouss
      Name on Certificate:      James L. Nouss
      No. of Shares:            25,000
      Address of Record:        Suite 3600, One Metropolitan Square
                                St. Louis, MO 63102
      Fax No:                   314-259-2020
      Phone Number:             314-259-2000


Common Stock Purchase Agreement between the Registrant and Daniel A. Burkhardt-
      Investor's Signature:     Daniel A. Burkhardt
      Name on Certificate:      Daniel A. Burkhardt
      No. of Shares:            100,000
      Address of Record:        12555 Manchester Road
                                St. Louis, MO 63131
      Fax No:                   314-515-2664
      Phone Number:             314-515-2000

Common Stock Purchase Agreement between the Registrant and Mary Ellen Perez and Raul Evelio Perez, Trustees of the Mary Ellen Perez revocable trust dated October 28, 1993 -
      Investor's Signature:     R. Perez and Mary Ellen Perez
      Name on Certificate:      Mary Ellen Perez and Raul Evelio Perez, Trustees
                                of the Mary Ellen Perez revocable trust dated
                                October 28, 1993
      No. of Shares:            100,000
      Address of Record:        890 Durrow Drive
                                St. Louis, MO 63141
      Fax No:                   314-567-0978
      Phone Number:             314-731-4600